Exhibit 10.49

Execution Version

FIFTH AMENDMENT
THIS AMENDMENT (this “Agreement”), dated as of December 21, 2023, is entered into among WOLVERINE WORLD WIDE, INC., a Delaware corporation (the “Parent Borrower”), the Additional Borrowers party hereto, the Subsidiary Guarantors party hereto, the Lenders (as defined below) party hereto and JPMORGAN CHASE BANK, N.A. as administrative agent (in such capacity, the “Administrative Agent”).
RECITALS
WHEREAS, the Parent Borrower, the Additional Borrowers, the Subsidiary Guarantors party hereto, the lenders from time to time party thereto (the “Lenders”), and JPMorgan Chase Bank, N.A., as Administrative Agent and collateral agent, are party to the Credit Agreement, dated as of July 31, 2012, as amended and restated as of October 10, 2013, as further amended and restated as of July 13, 2015, as further amended as of September 15, 2016, as further amended and restated as of December 6, 2018, as further amended on May 5, 2020, as further amended and restated as of October 21, 2021, as further amended on April 10, 2023 and as further amended on June 30, 2023 (as amended, modified, extended, restated, replaced, or supplemented from time to time prior to the date hereof, the “Credit Agreement”); and
WHEREAS, the Parent Borrower and the Lenders wish to amend the Credit Agreement as set forth herein.
NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement, as amended by this Agreement.
2.Agreement.
(a)Section 7.5(l) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
“(l) the Disposition of other property having a fair market value not to exceed the greater of $170,000,000 and 7.5% of Consolidated Total Assets of the Parent Borrower and its Subsidiaries at such date (the “Maximum Disposition Value”) in the aggregate for any fiscal year of the Parent Borrower, provided that (i) the consideration for any such Disposition (or series of related Dispositions) in excess of $40,000,000 consists of at least 75% cash consideration (provided that for purposes of the 75% cash consideration requirement (A) (1) the amount of any Indebtedness of the Parent Borrower or any Restricted Subsidiary (as shown on such person’s most recent balance sheet or in the notes thereto) that is assumed by the transferee of any such assets, (2) the amount of any trade-in value applied to the purchase price of any replacement assets acquired in connection with such Disposition and (3) any Designated Non-Cash Consideration received in respect of such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (3), not in excess of $40,000,000, in each case shall be deemed to be cash and (B) Cash Equivalents and marketable U.S. debt securities (determined in accordance with GAAP) shall be deemed to be cash), (ii) no Event of Default then exists or would result therefrom and (iii) the Net Cash Proceeds thereof are applied in accordance with Section 2.12(b); provided, further, that (x) the Maximum Disposition Value shall be increased by $75,000,000 in the aggregate for the 2023 fiscal year of the Parent Borrower and (y) the Maximum

Disposition Value shall be increased by $125,000,000 in the aggregate for the 2024 fiscal year of the Parent Borrower.”
3.Payment of Expenses. To the extent required by Section 10.5 of the Credit Agreement, the Parent Borrower agrees to reimburse the Administrative Agent for all reasonable fees, charges and disbursements of the Administrative Agent in connection with the preparation, execution and delivery of this Agreement, including all reasonable fees, charges and disbursements of counsel to the Administrative Agent.
4.Conditions Precedent. This effectiveness of this Agreement is subject to (the date of such delivery, the “Amendment Effective Date”) the Administrative Agent (or its counsel) shall have received from the Parent Borrower and Lenders constituting Required Lenders, either (x) a counterpart of this Agreement signed on behalf of such party or (y) written evidence reasonably satisfactory to the Administrative Agent (which may include delivery of a signed signature page of this Agreement by facsimile or other means of electronic transmission (e.g., “pdf”)) that such party has signed a counterpart of this Agreement.
5.Representations and Warranties. The Parent Borrower represents and warrants to the Administrative Agent that, as of the date hereof:
(a)this Agreement has been duly authorized, executed and delivered by the Parent Borrower and constitutes the legal, valid and binding obligation of the Parent Borrower enforceable against the Parent Borrower in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing;
(b)the execution, delivery and performance by the Parent Borrower of this Agreement will not (i) violate (A) any provision of law, statute, rule or regulation applicable to the Parent Borrower(B) the certificate or articles of incorporation or other constitutive documents (including any partnership, limited liability company or operating agreements) or by-laws of the Parent Borrower, (C) any applicable order of any court or any rule, regulation or order of any Governmental Authority or (D) any provision of any indenture, certificate of designation for preferred stock, agreement or other instrument to which the Parent Borrower is a party or by which any of them or any of their property is or may be bound, (ii) result in a breach of or constitute (alone or with due notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) under any such indenture, certificate of designation for preferred stock, agreement or other instrument, where any such conflict, violation, breach or default referred to in clause (i) or this clause (ii) would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (iii) result in the creation or imposition of any Lien upon or with respect to (x) any property or assets now owned or hereafter acquired by the Parent Borrower, other than the Liens permitted under Section 7.3 of the Credit Agreement, or (y) any equity interests of any Additional Borrower now owned or hereafter acquired by the Parent Borrower, other than Liens created by the Loan Documents; and

(c)each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents is true and correct in all material respects (except for any representation or warranty which is already qualified as to materiality or by reference to Material Adverse Effect, which is true and correct in all respects) on and as of the date hereof as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date.

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6.Reaffirmation; Reference to and Effect on the Loan Documents.

(a)From and after the Amendment Effective Date, each reference in the Credit Agreement to “hereunder,” “hereof,” “this Agreement” or words of like import and each reference in the other Loan Documents to “Credit Agreement,” “thereunder,” “thereof” or words of like import shall, unless the context otherwise requires, mean and be a reference to the Credit Agreement as amended by this Agreement. This Agreement is a Loan Document.
(b)The Loan Documents, and the obligations of the Parent Borrower under the Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms.
(c)The Parent Borrower (i) acknowledges and consents to all of the terms and conditions of this Agreement, (ii) affirms all of its obligations under the Loan Documents, (iii) agrees that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Loan Documents, (iv) agrees that the Security Documents continue to be in full force and effect and are not impaired or adversely affected in any manner whatsoever, (v) confirms its grant of security interests pursuant to the Security Documents to which it is a party as Collateral for the Obligations, and (vi) acknowledges that all Liens granted (or purported to be granted) pursuant to the Security Documents remain and continue in full force and effect in respect of, and to secure, the Obligations.
(d)The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.
(e)In the event of any conflict between the terms of this Agreement and the terms of the Credit Agreement or the other Loan Documents, the terms hereof shall control.
7.Governing Law; Jurisdiction; Consent to Service of Process; Waiver of Jury Trial, Etc.

(a)THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF TO THE EXTENT SUCH PRINCIPLES WOULD CAUSE THE APPLICATION OF THE LAW OF ANOTHER STATE.

(b)EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.
8.Amendments; Headings; Severability. This Agreement may not be amended nor may any provision hereof be waived except pursuant to a writing signed by the Parent Borrower and the Administrative Agent. The Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting this Agreement. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the

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invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
9.Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, emailed pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent.

10.Notices. All notices hereunder shall be given in accordance with the provisions of Section
6.7 of the Credit Agreement.

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Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

PARENT BORROWER:

ADDITIONAL BORROWERS:

WOLVERINE WORLD WIDE, INC.

By: /s/Michael D. Stornant
Name: Michael D. Stomant
Title: Executive Vice President and CFO

WOLVERINE WORLD WIDE CANADA ULC

By: /s/Michael D. Stornant
Name: Michael D. Stomant
Title: Chairman and President

WOLVERINE EUROPE B.V.

By: /s/Jennifer J. Miller
Name: Jennifer J. Miller
Title: Managing Director B

WOLVERINE EUROPE LIMITED

By: /s/Jennifer J. Miller
Name: Jennifer J. Miller
Title: Director

[Signature Page to 2023 WWW Fifth Amendment)

SUBSIDIARY GUARANTORS:

HUSH PUPPIES RETAIL, LLC
SAUCONY, INC.
SAUCONY IP HOLDINGS LLC
SPERRY TOP-SIDER, LLC
SR/ECOM, LLC
SR HOLDINGS, LLC
SRL, LLC
STRIDE RITE CHILDREN’S GROUP, LLC
THE STRIDE RITE CORPORATION
WOLVERINE DISTRIBUTION, INC.
WOLVERINE OUTDOORS, INC.
WOLVERINE PRODUCT MANAGEMENT, LLC

By: /s/Michael D. Stornant
Name: Michael D. Stornant
Title: President and Treasurer

[Signature Page to 2023 WWW Fifth Amendment]

ADMINISTRATIVE AGENT:	JPMORGAN CHASE BANK, N.A,
as Administrative Agent

/s/ Zachary Blaner
Name: Zachary Blaner Title: Vice President

[Signature Page to 2023 WWW Fifth Amendment]

LENDER:	WELLS FARGO BANK, N.A.,
as Lender

/s/ Megan Pridmore
Name: Megan Pridmore Title: Director

[Signature Page to 2023 WWW Fifth Amendment]

LENDER:	BANK OF AMERICA N.A.,
as Lender

/s/ Ryan Mulder
Name: Ryan Mulder Title: Senior Vice President

[Signature Page to 2023 WWW Fifth Amendment]

LENDER:	HSBC Bank USA, National Association,
as Lender

/s/ Jillian Clemons
Name: Jillian Clemons Title: Senior Vice President

[Signature Page to 2023 WWW Fifth Amendment]

LENDER:	HSBC UK Bank plc
as Lender

/s/ Adam Mahmoud
Name: Adam Mahmoud Title: Relationship Director

RESTRICTED

[Signature Page to 2023 WWW Fifth Amendment]

RESTRICTED

LENDER:	CIBC Bank USA,
as Lender

/s/ Rusty Gilbert
Name: Rusty Gilbert Title: Managing Director

[Signature Page to 2023 WWW Fifth Amendment]

LENDER:	PNC BANK, NATIONAL ASSOCIATION,
as Lender

/s/ Casey Trautner
Name: Casey Trautner Title: Assistant Vice President

[Signature Page to 2023 WWW Fifth Amendment]

LENDER:	Citizens Bank N.A.,
as Lender

/s/ Arianna DeMarco
Name: Arianna DeMarco Title: Vice President

[Signature Page to 2023 WWW Fifth Amendment]

LENDER:	KeyBank National Association,
as Lender

/s/ Marianne T. Meil
Name: Marianne T. Meil Title: Senior Vice President

[Signature Page to 2023 WWW Fifth Amef dment]

LENDER:	The Huntington National Bank,
as Lender

/s/ Mike Kelly
Name: Mike Kelly Title: V.P.

[Signature Page to 2023 WWW Fifth Amendment]

LENDER:	TRUIST BANK,
as Lender

/s/ J. Carlos Navarrete
Name: J. Carlos Navarrete Title: Director

[Signature Page to 2023 WWW Fifth Amendment)